UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia (State or other Jurisdiction of Incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Identification No.)

75 State Street, Boston, Massachusetts (Address of Principal Executive Offices)	02109 (Zip Code)

Registrant’s telephone number, including area code:  (617) 346-7200

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.  Other Events.

On November 1, 2012, Santander Holdings USA, Inc., a wholly owned subsidiary of Banco Santander, S.A., announced that it accepted for purchase $164,023,000 aggregate liquidation amount of its outstanding Sovereign Capital Trust VI 7.908% Capital Securities (the “Capital Securities”) (CUSIP No. 84604BAA7), representing all of the Capital Securities that were validly tendered (and not validly withdrawn) pursuant to its previously announced cash tender offer for the Capital Securities.

The tender offer expired at 11:59 p.m., New York City time, on October 31, 2012. No Capital Securities were tendered following the early tender time of 5:00 p.m. New York City time on October 17, 2012 and prior to the expiration of the tender offer. Payment for the Capital Securities purchased pursuant to the tender offer was made on October 18, 2012. The aggregate consideration for the Capital Securities accepted for purchase, including all early tender premiums, accrued and unpaid interest, was $176,727,948.14.

A copy of the press release announcing the completion of the Tender Offer is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

            (d) Exhibits

Exhibit Number	Description
99.1	Press Release of Santander Holdings USA, Inc., dated November 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2012	SANTANDER HOLDINGS USA, INC. By: /s/ Christopher K. Pfirrman Name: Christopher K. Pfirrman Title: Assistant Secretary

Exhibit Number	Description
99.1	Press Release of Santander Holdings USA, Inc., dated November 1, 2012.